Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Northern Technologies International Corporation on Form S-8 of our report dated November 15, 1996, included in the Annual Report on Form 10-KSB of Northern Technologies International Corporation for the fiscal year ended August 31, 1996. We also consent to the reference to us under Item 3 of such Registraton Statement.



Deloitte & Touche LLP


Minneapolis, MN
August 14, 1997